Exhibit 10.7
LICENSE AGREEMENT
     THIS LICENSE AGREEMENT (“Agreement”) is entered into and effective this 1st day of October, 2000, by and between sutura, Inc., a Delaware corporation having a place of business at 17080 Newhope Street, Fountain Valley, California 92708 (“Sutura”) and Sucor, Inc., a California corporation having a place of business at 3520 W. Warner Avenue, Santa Ana, California 92704 (“Sucor”).
RECITALS
     A. WHEREAS, Sutura has acquired certain intellectual property rights relating to suturing devices and suturing accessories, which are defined below as “Sutura Rights”;
     B. WHEREAS, the Sutura Rights include certain rights owned by Sterilis, Inc., a California corporation, which have been exclusively licensed to Sutura for making, having made, using, selling (or otherwise disposing of), offering for sale and importing Licensed Products solely within Sutura’s Field of Use;
     C. WHEREAS, Sucor desires to obtain an exclusive, worldwide license under the Sutura Rights to make, have made, use, sell, offer for sale, and import suturing devices and suturing accessories solely for closing varicose veins, and Sutura is willing to grant such a license to Sucor; and
     D. WHEREAS, prior to its execution, this Agreement was reviewed by each party’s attorneys and approved by each party’s Board of Directors.
     NOW, THEREFORE, in consideration of the premises, mutual promises and covenants contained herein, the parties agree as follows:
I. DEFINITIONS
     For purposes of this Agreement, the following terms shall have the meanings set forth below:
     A. “Licensed Products” shall mean suturing devices capable of passing one or more sutures through tissue, and suturing accessories which aid the suturing process, such as, but not limited to, knot pushers, suture cutters, and suture ties or clips.
     B. “Sucor’s Field of Use” shall mean solely venous occlusion, including varicose vein closure.
     C. “Sutura’s Field of Use” shall mean the vascular suturing field or market, excluding the field or market of suturing in obstetrics, gynecology and urology.
     D. “Sutura/Sterilis Agreement” shall mean that certain agreement between Sutura, Inc. and Sterilis, Inc. dated May 25, 2000, entitled “Cross-License Agreement.”
     E. “Sutura Patents” shall mean (1) the patent applications listed on Schedule A, (2) all patent applications claiming priority therefrom, including all divisionals, continuations and continuations-in-part thereof, and in connection with provisional applications, all regular patent applications claiming the benefit thereof, (3) all patents which may be granted on the foregoing patent applications, and (4) all reissues, re-examinations, and extensions thereof.
     F. “Sutura Licensed Patents” shall mean (1) the patent applications listed on Schedule B, (2) all regular patent applications claiming the benefit of the applications listed on Schedule B and which are licensed to Sutura under the Sutura/Sterilis Agreement, (3) all patents which may be granted on the foregoing patent applications and which are licensed to Sutura under the Sutura/Sterilis Agreement, and (4) all reissues, re-examinations, and extensions thereof which are licensed to Sutura under the Sutura/Sterilis Agreement.
     G. “Sutura Information” shall mean all of Sutura’s trade secrets, proprietary and/or confidential information, know-how, and other technology and information relating to the Licensed Products which is in existence as of the effective date of this agreement.
     H. “Sutura Licensed Information” shall mean all of the Sterilis’ trade secrets, proprietary and/or confidential information, know-how, and other technology and information relating to the Licensed Products which is in existence as of the effective date of this Agreement, and which Sterilis has licensed to Sutura under the Sutura/Sterilis Agreement.
     I. “Sutura Rights” shall mean the combination of Sutura Patents, Sutura Licensed Patents, Sutura Information, and Sutura Licensed Information, or any one of them.
II. GRANT OF RIGHTS
     A. Sutura hereby grants to Sucor, and Sucor accepts an exclusive, worldwide license under the Sutura Patents and Sutura Information to make, have made, use, sell (or otherwise dispose of), offer for sale and import Licensed Products solely within Sucor’s Field of Use.
     B. Sutura hereby grants to Sucor, and Sucor accepts an exclusive, worldwide sublicense under the Sutura Licensed Patents and Sutura Licensed Information to make, have made, use, sell (or otherwise dispose of), offer for sale and import Licensed Products solely within Sucor’s Field of Use.
     C. Sucor shall have the right sublicense any of the rights granted to Sucor in this Agreement.

III. PAYMENT
     A. As consideration for the license and sublicense granted herein, Sucor shall provide the following to Sutura upon execution of this Agreement:
1.	a non-refundable license fee of One Hundred Thousand Dollars ($100,000); and

2.	117,647 shares of common stock of Sucor.
IV. CONFIDENTIALITY
     Sucor and its sublicensees, if any, shall maintain the confidentiality of the Sutura Information and Sutura Licensed Information, and shall not disclose such information without the prior written consent of Sutura, which shall not be unreasonably withheld. This obligation of confidentiality shall not apply to (1) Sutura Information which is or becomes part of the public domain through no fault of Sucor; (2) Sutura Licensed Information which is or becomes part of the public domain through no fault of Sucor or Sutura; (3) Sutura Information which Sucor reasonably demonstrates was already known to Sucor as of the effective date of this Agreement, as evidenced by presently existing written documentation; or (4) Sutura Licensed Information which was known to Sutura as of the effective date of the Sutura/Sterilis Agreement, as evidenced by written documentation in existence as of the effective date of the Sutura/Sterilis Agreement.
V. TERM AND TERMINATION
A.	This Agreement shall terminate upon expiration of all of the Sutura Rights.

B.	In order to carry out the intent of the parties, Sections V, VII, VIII, IX, X, and XI shall survive the expiration of this Agreement.
VI. PATENT MARKING
     Sucor shall mark each Licensed Product that is made, used, sold or imported pursuant to the provisions herein with a patent notice in compliance with the applicable statutory requirements.
VII. OWNERSHIP OF RIGHTS
     Sucor acknowledges that this Agreement does not convey to Sucor any interest in the Sutura Rights, except as expressly provided herein.
VIII. ENFORCEMENT OF RIGHTS
A.	Sucor, in its sole discretion and at its own expense, shall have the right, but not the obligation, to enforce the Sutura Rights in Sucor’s Field of Use.

B.	Sutura, in its sole discretion and at its own expense, shall have the right, but not the obligation, to enforce the Sutura Rights outside Sucor’s Field of Use.

     C. Each party agrees to cooperate with and assist the other party, at the expense of such other party, in enforcing, protecting and defending the Sutura Rights to the extent reasonably necessary, including but not limited to, being joined as a necessary or desirable party to any legal proceedings.
IX. WARRANTIES
     Sucor acknowledges that there are no representations, guarantees or warranties that any patent claim that is being licensed, or that may be licensed, hereunder is valid or enforceable. In addition, nothing in this Agreement shall be construed as a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties.
X. INDEMNIFICATION
     Sucor hereby agrees to indemnify, defend, and hold Sutura harmless from and against any and all claims, liability, loss, costs, damage or expense (including attorneys’ fees and costs) arising from or in any matter connected with: (i) the infringement or alleged infringement of any third party rights resulting from Sucor’s manufacture or sale of Licensed Products; or (ii) the operation of Sucor’s business as it relates to this Agreement.
XI. GENERAL PROVISIONS
     A. The parties hereby agree that this Agreement merely constitutes a licensing agreement, and that no agency, joint venture or partnership is created thereby, and that neither party shall incur obligations in the name of the other party without said other party’s prior written consent.
     B. This Agreement shall be governed and construed in accordance with the laws of the State of California, and the parties agree that it is executed and delivered in that state. In that event that any legal action becomes necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled, in addition to its court costs, to such reasonable attorneys’ fees, expert witness fees and legal expenses as may be fixed by a court of competent jurisdiction.
     C. Any notice, request, demand, statement or other writing required or permitted by this Agreement shall be deemed sufficiently given to or made upon the parties hereto when personally received, delivered by first class certified or registered mail, postage prepaid, or delivered by overnight express courier to the addresses set forth on the first page of this Agreement or such other address of which the parties receive written notice.
     D. No failure or delay on the part of either party hereto in insisting upon or enforcing or resorting to any of its powers, rights, remedies, or options hereunder, and no partial or single exercise thereof, shall constitute a waiver of any such powers, rights, remedies or options, unless such waiver is in writing. Such waiver shall not constitute a waiver as to any subsequent and/or similar breach or default.
     E. If any provision of this Agreement should be held to be void or unenforceable, in whole or in part, the court or tribunal so holding shall reform the provision to make it enforceable while maintaining the spirit and goal of the provision, and if the court or tribunal finds it cannot so reform that provision, such provision or part thereof shall be treated as severable, leaving valid the remainder of this Agreement.
     F. As to the subject matter hereof, this Agreement supersedes and cancels all previous agreements between the parties hereto. This Agreement constitutes the entire understanding and agreement of the parties, and there are no representations, warranties, promises, or undertakings other than those contained herein. No course of conduct or dealing between the parties shall act as a modification or waiver of any provision of this Agreement, and no waiver or modification of any of the terms or provisions of this Agreement shall be valid, unless contained in a single written document signed by both parties.
     G. This Agreement may be assigned by either party without the consent of other party in connection with the sale or transfer of substantially all or that party’s business relating to Licensed Products, provided that prompt written notice of such assignment or transfer is provided to the other party. This Agreement shall be binding upon the parties hereto and their respective subsidiaries, affiliates, heirs, legal representatives, successors and assigns.
     H. The headings in this Agreement are intended for convenience only, and shall not be used to interpret the meaning of this Agreement or to determine the rights of the parties.
     I. Each party shall perform any further acts and sign and deliver any further documents that are reasonably necessary to effectuate the provisions of the spirit of this Agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed, effective as of the day and year first above written.

SUTURA, INC.

Dated: OCTOBER 1, 2000	By:	/s/ B. Wayne Johnson

Printed Name: B. Wayne Johnson
Title : PRESIDENT /COO

SUCOR, INC.

Dated: OCTOBER 1, 2000	By:	/s/ Anthony Nobles

Printed Name: Anthony Nobles
Title : PRES. /CEZ

SCHEDULE A
Patent Applications:

Application
Title of Invention	Country	Number	Filing Date
SUTURING DEVICE AND METHOD	US	09/524,211	3/13/00

SUTURING DEVICE FOR SEALING AN OPENING IN A BOLOOD VESSEL	AU		2/23/99

SUTURING DEVICE FOR SEALING AN OPENING IN A BLOOD VESSEL	CA		2/23/99

SUTURING DEVICE FOR SEALING AN OPENING IN A BLOOD VESSEL	CN	99803869.5	2/23/99

SUTURING DEVICE FOR SEALING AN OPENING IN A BLOOD VESSEL OR OTHER BIOLOGICAL STRUCTURE	EP	99301495.0	3/1/99

SUTURING DEVICE FOR SEALING AN OPENING IN A BLOOD VESSEL OR OTHER BIOLOGICAL STRUCTURE	JP	544795/99	2/23/99

SUTURING DEVICE FOR SEALING AN OPENING IN A BLOOD VESSEL (AMEND PER PCT SEARCH REPT)		PCTUS99/03904	2/23/99

METHOD AND APPARATUS FOR SUTURING		PCTUS96/13666	8/23/96

KNOT PUSHER	US	09/571,759	5/15/00

KNOT PUSHER	US	60/134,141	5/14/99

KNOT PUSHER		PCTUS00/13254	5/15/00

METHOD AND APPARATUS FOR TYING SUTURE KNOTS	US	60/223,196	8/4/00

SUTURING DEVICE AND METHOD FOR SEALING AN OPENING IN A BLOOD VESSEL OR OTHER BIOLOGICAL STRUCTURE	US	09/471,866	12/23/99

SUTURE CUTTER	US	60/228,267	8/25/00
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SCHEDULE A (Cont’d)
Patents:

		Application		Patent
Title of Invention	Country	Number	Filing Date	Number	Issue Date
METHOD AND APPARATUS FOR SUTURING	US	08/702,315	8/23/96	5,860,990	1/19/99

DEVICE AND METHOD FOR SUTURING TISSUE ADJACENT TO A BLOOD VESSEL	US	08/686,201	8/1/96	5,820,631	10/13/98

SUTURING DEVICE AND METHOD FOR SEALING AN OPENING IN A BLOOD VESSEL OR OTHER BIOLOGICAL STRUCTURE	US	09/231,177	1/14/99	6,117,144	9/12/00
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SCHEDULE B
Patent Applications:

Application
Title of Invention	Country	Number	Filing Date
SUTURING METHOD AND APPARATUS	US	60/211,763	6/14/00

CAVITY ENLARGER	US	60/178,974	1/28/00

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